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                                                                     Exhibit 2.1


                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER


     This Amendment No. 1 to Agreement and Plan of Merger (the "Amendment") dated as of October 11, 2005 by and among Amscan Holdings, Inc., a Delaware corporation ("Parent"), BWP Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Party City Corporation, a Delaware corporation (the "Company").

                                    RECITALS

     WHEREAS, Parent, Merger Sub and the Company have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of September 26, 2005;

     WHEREAS, Parent, Merger Sub and the Company desire to amend the Merger Agreement as provided in this Amendment; and

     WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Amendment and intending to be legally bound hereby, the Parties agree as follows:

     Section 1. Definitions. The Merger Agreement is hereby amended pursuant to
Section 8.3 thereof, by deleting the definition of "Termination Date" in Section
1.1 thereof in its entirety and replacing it with the following definition of Termination Date:

     "Termination Date" means March 31, 2006."

     Section 2. Effect of Amendment.

     (a) Except as expressly modified hereby, all terms, conditions and provisions of the Merger Agreement shall remain unchanged and continue in full force and effect.

     (b) In the event of any inconsistency or conflict between the Merger Agreement and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

     (c) This Amendment, the Merger Agreement, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties hereto and their Affiliates and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof and thereof. From and after the execution of a counterparty hereof by the Parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.

     Section 3. Headings.

     The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.



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     Section 4. Governing Law.

     This Amendment shall be governed in all respects, including validity, interpretation and effect, by the internal Laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

     Section 5. Counterparts.

     This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     Section 6. Waiver of Jury Trial.

     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AMENDMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AMENDMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.





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     IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date first above written.


                                         PARTY CITY CORPORATION,
                                         a Delaware corporation


                                         By   /s/ Gregg A. Melnick
                                              ----------------------------------
                                              Name: Gregg A. Melnick
                                              Title: Chief Financial Officer



                                         AMSCAN HOLDINGS, INC.,
                                         a Delaware corporation


                                         By:  /s/ Robert J. Small
                                              ----------------------------------
                                              Name: Robert J. Small
                                              Title: Chairman of the Board



                                         BWP ACQUISITION, INC.,
                                         a Delaware corporation


                                         By:  /s/ Robert J. Small
                                              ----------------------------------
                                              Name: Robert J. Small
                                              Title: President